SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________


                          Date of Report: July 23, 2002


                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        FLORIDA                      000-30486                65-0738251
        -------                      ---------                ----------
(State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)            File Number)            Identification No.)



880 APOLLO STREET, SUITE 200
----------------------------
EL SEGUNDO, CALIFORNIA 90245
----------------------------
(Address of principal executive offices)


Registrant's telephone number, including area code: (310) 416-1270
                                                    --------------

ITEM 9.  REGULATION F-D DISCLOSURE.

         Advanced Communications (the "COMPANY") recently learned of the following events related to Advanced Communications Technology (Australia) Pty. Ltd. ("ACT-AUSTRALIA"). The Company owns a 20% interest in ACT-Australia and has an exclusive license to market and distribute the SpectruCell technology in North, South and Central America. At this time, the Company is unable to determine with any certainty the effect the following events will have on the Company, the Company's exclusive license or ACT-Australia.

         Injunction Against Transfer of Assets:
         -------------------------------------

         On Monday, July 15, 2002, the Australian Tax Office ("ATO") applied ex parte to the Supreme Court of Victoria at Melbourne, Australia for, and was granted, a temporary injunction against ACT-Australia. Under the court's order, ACT-Australia was prohibited from transferring any of its assets other than as necessary to pay day-to-day operating expenses and legal expenses relating to the proceeding. ACT-Australia, which is controlled by Roger May, is delinquent in the payment of approximately AU $2,000,000 in back taxes. Based on information available to it, ATO alleged that ACT-Australia had transferred or was about to transfer some or all of its assets, including the SpectruCell technology, to one or more third parties owned and controlled by Roger May, in derogation of the rights of ACT-Australia's creditors and shareholders (including the Company). The court's order was to remain in effect until July 19, 2002 when a full hearing on the matter was to be held.

         In the same proceeding, the ATO applied for and was granted a related temporary injunction against SpectruCell SDR Pty Ltd ("SPECTRUCELL SDR"), a recently formed company that is owned and controlled by Roger May. Under the court's order, SpectruCell SDR was prohibited from transferring or dealing in any way with any assets it had acquired or is in the process of acquiring from ACT-Australia. The court's order was to remain in effect until July 19, 2002 when a full hearing on the matter was to be held. Based on information available to it, ATO alleged that ACT-Australia and SpectruCell SDR had entered into, or were about to enter into, a license agreement pursuant to which ACT-Australia would license all of its rights to the SpectruCell technology to SpectruCell SDR and pursuant to which SpectruCell SDR would be given an option to acquire the SpectruCell technology from ACT-Australia.

         On Friday, July 19, 2002, at the full hearing on the matter, at which all parties to the proceeding and their counsel were present, the Supreme Court of Victoria extended the above-mentioned injunctions against ACT-Australia and SpectruCell SDR until August 2, 2002.

         Transfer of SpectruCell Technology:
         ----------------------------------

         In January 2001, ACT-Australia and the AustraliaIndustry Research and Development Board ("AusIndustry") entered into an R&D Start Grant Agreement ("Grant") pursuant to which AusIndustry agreed to provide AU $11,900,000 to develop the SpectruCell technology. Under the grant from AusIndustry, ACT-Australia may not transfer the SpectruCell technology without the prior consent of AusIndustry.

         On or about July 17, 2002, ACT-Australia submitted an application to AusIndustry, seeking permission to transfer the SpectruCell technology to SpectruCell SDR, a recently formed company that is owned and controlled by Roger May. The Company believes the proposed transfer of the SpectruCell technology would violate the Company's rights as a shareholder of ACT-Australia and as the exclusive licensee of the SpectruCell technology in North, South and Central America. On July 22, 2002, the Company formally notified the AusIndustry of its opposition to the proposed transfer of the SpectruCell technology to SpectruCell SDR. In its letter, the Company stated that the proposed transfer would violate its rights as a shareholder of ACT-Australia and the terms of several agreements. To date, AusIndustry has not ruled on the proposed transfer.

         ACT-Australia Winding Up and Administration Proceedings:
         -------------------------------------------------------

         On or about July 15, 2002, the ATO filed an Application for Winding Up of ACT-Australia in the Supreme Court of Victoria in Melbourne Australia. The purpose of the Application was to initiate liquidation proceedings against ACT-Australia for failure to pay back taxes in the approximate amount of AU $2,000,000. A return date of August 14, 2002 has been set at which time a liquidator will be appointed to wind-up and liquidate ACT-Australia unless an alternative arrangement can be worked out in the meantime.



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

         In response to this action by ATO, on July 18, 2002, ACT-Australia filed for protection under Australia's insolvency laws by appointing an Independent Administrator to take over its business and affairs. The role of the Administrator will be to marshal and liquidate the assets of ACT-Australia (including the SpectruCell technology) and use the proceeds to pay off its obligations to creditors. The first meeting of creditors is scheduled for July 24, 2002.

         Based on information provided to the Company, the Company believes that the primary reason ACT-Australia became insolvent and has been unable to raise sufficient funds to continue operations is that substantial third party investors were unwilling to work within the existing ownership and management structure of ACT-Australia, both of which are controlled by Roger May.

         Companies or entities controlled by Roger May ("MAY CREDITORS") are significant creditors of ACT-Australia. Based on information provided to the Company, the Company believes that the May Creditors will attempt to gain control of the SpectruCell technology in the administration proceeding.

         The Company is working closely with its legal counsel and others in Australia to protect its rights as a shareholder and licensee of ACT-Australia. The Company will oppose any attempt by the May Creditors to take control of the SpectruCell technology on the basis that it is a violation of the Company's rights, as well as a violation of rights of the third party creditors of ACT-Australia and not in the overall best interests of ACT-Australia. The Company is working with creditors and other parties to develop and put forth a plan of reorganization for ACT-Australia which, if successful, will enable the Company to continue to be involved in the development, manufacture, marketing and distribution of the SpectruCell technology and realize the benefit of its investment in ACT-Australia and SpectruCell technology to date. If the Company is unsuccessful in its efforts and loses its rights under the SpectruCell license agreement, then the Company's ability to continue as a going concern would be adversely affected because its planned business operations contemplate that it will have exclusive rights to the SpectruCell technology in North, South and Central America. Such an outcome would likely result in a material decline in the Company's stock price. At this time, the outcome of the Company's efforts cannot be determined.

         The effect of the administration proceeding initiated by ACT-Australia on the currently pending litigation between ACT-Australia and the Company is to stay all proceedings. This means that the existing injunctions that the Company has obtained against ACT-Australia will remain in place during the pendency of the administration.

         On or about July 15, 2002, the ATO filed a proceeding in the Supreme Court of Victoria in Melbourne, Australia against Roger May as a director of ACT-Australia to collect back taxes owed by ACT-Australia to ATO for which Mr. May could be personally liable under Australian law.

         Forward-Looking Statements:
         --------------------------

         Certain statements contained in this filing constitute forward-looking statements. In particular, the Company's statements regarding its efforts to develop a plan of reorganization for ACT-Australia and the potential results of these efforts are "forward-looking statements." "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. Forward-looking statements represent management's best judgment as to what may occur in the future, but are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those presently anticipated or projected by management. These statements are only predictions and may differ materially from actual future results or events. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks and uncertainties associated with ongoing litigation between the Company and ACT-Australia and between the ATO and ACT-Australia (including the litigation described in this filing), changes in general economic and business condition, the pricing and marketability of the SpectruCell technology, actions of our competitors, the level of demand and market acceptance of the SpectruCell technology, and changes in our business strategies. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise.




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


                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ADVANCED COMMUNICATIONS
                                          TECHNOLOGIES, INC.


Date:  July 23, 2002                      By:  /s/ Wayne I. Danson
                                             -------------------------------
                                               Name: Wayne I. Danson
                                               Its:  President


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